Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Home Bancorp, Inc.

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Home Bancorp, Inc. 2009 Stock Option Plan of our report dated March 27, 2009, with respect to the consolidated financial statements of Home Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

New Orleans, Louisiana	/s/ Ernst & Young LLP
June 19, 2009